Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this Annual Report on Form 10-K for the fiscal year ended January 31, 2012 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Each of the undersigned certifies that, to his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pandora Media, Inc.

March 16, 2012

/s/ Joseph Kennedy
Name:	Joseph Kennedy
Title:	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

/s/ Steven Cakebread
Name:	Steven Cakebread
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

This certification accompanying the Report is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities such Section, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before, on or after the date of the Report), irrespective of any general incorporation language contained in such filing.